                                                                    Exh. 10.1(a)

                          FIRST AMENDMENT TO GUARANTEE


                  This FIRST AMENDMENT TO GUARANTEE (this "First Amendment"), dated as of March 8, 2000, by Cogentrix Energy, Inc., a North Carolina corporation ("Guarantor"), and Rathdrum Power, LLC, a Delaware limited liability company ("Obligee").

                              W I T N E S S E T H:

                  WHEREAS, Pursuant to the Turnkey Engineering, Procurement and Construction Agreement dated as of June 30, 1999 (as amended, supplemented, restated or otherwise modified from time to time, the "EPC Agreement"), between Rathdrum Construction Company, Inc., a Delaware corporation ("Contractor") and Obligee, Contractor has agreed to provide design, engineering, procurement, construction, start-up and testing for the Project on a turn-key fixed-sum basis.

                  WHEREAS, Guarantor is the 100% indirect owner of Contractor.

                  WHEREAS, Guarantor has executed and delivered a Guarantee in favor of Obligee dated as of June 30, 1999, (as amended, supplemented, restated or otherwise modified from time to time, the "Parent Guarantee"); and

                  WHEREAS Guarantor and Obligee desire to amend the Parent Guarantee pursuant to the terms set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree to amend the Parent Guarantee as follows:

                                A G R E E M E N T:

         SECTION 1. DEFINITIONS AND INTERPRETATION. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Section
1.1 of the EPC Agreement.

         SECTION 2. GUARANTEE. Section 1 of the Parent Guarantee is hereby amended by:

         (a) replacing the phrase "any and all monetary liabilities" in Section 1(a)(i) thereof with the phrase "any and all payments that are required to be made by Contractor", and by deleting the phrase "payable by Contractor" in such
Section 1(a)(i)";

         (b) replacing the phrase "ten (10) Business days" in Section 1(a)(ii) thereof with the phrase "five (5) Business Days";

         (c) deleting the phrase "an amount equal to twenty percent (20%) of the Contract Amount" in Section 1(c)(iii) thereof and replacing it with the following:

         "an amount equal to twenty three percent (23%) of the Contract Amount"; and

         (d) deleting Section 1(d) in its entirety and replacing it with the following:

                  (e) The aggregate liability of Guarantor under this Guarantee, including, without limitation, its maximum liability for liquidated damages set forth in Section 1(c)(iii), shall not exceed an amount equal to one hundred percent (100%) of the Contract Amount, which limit shall be reduced dollar-for-dollar by the amount of payments made by Contractor in respect of its liabilities under the EPC Contract (as so reduced from time to time, the "Maximum Guaranteed Amount"). Any expenditures by Contractor or Guarantor which are reimbursed or paid from the proceeds of Obligee's All-Risk insurance policy shall not be credited towards the Maximum Guaranteed Amount under this Section 1(d).

         SECTION 3. OBLIGATIONS ABSOLUTE AND UNCONDITIONAL. Section 2(b) of the Parent Guarantee is hereby amended by deleting the second and third sentences thereof.

         SECTION 4. MISCELLANEOUS.

         (a) Execution and Effectiveness of this First Amendment. This First Amendment is executed and shall be construed as a first amendment to the Parent Guarantee and, as provided in the Parent Guarantee, this First Amendment forms a part thereof. This First Amendment shall be effective as of the date hereof upon the execution and delivery of this First Amendment by Guarantor and Obligee.

         (b) Representations and Warranties. Guarantor and Obligee hereby represent and warrant to each other that (i) all consents, approvals and authorizations necessary for such Person's execution, delivery and performance of this First Amendment have been obtained or made and (ii) this First Amendment has been duly executed and delivered by, and constitutes a legal, valid and binding obligation of, such Person enforceable against such Person in accordance with its terms.

         (c) Waiver. This First Amendment is made in amendment and modification of, but not extinguishment of, the obligations set forth in the Parent Guarantee and, except as specifically modified pursuant to the terms of this First Amendment, the terms and conditions of the Parent Guarantee remain in full force and effect.

         (d) Counterparts. This First Amendment may be executed in counterparts, all of which shall constitute one agreement binding on all parties hereto and shall have the same force and effect as an original instrument, notwithstanding that each party may not be signatories to the same original or the same counterpart.

         (e) Severability. If any term or provision of this First Amendment or the application thereof to any Person or circumstance is held to be illegal, invalid or unenforceable under any present or future Applicable Law or by any governmental authority, (i) such term or provision shall be fully severable,
(ii) this First Amendment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this First Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) the parties shall negotiate in good faith to enter into such modifications of this First Amendment as may be necessary to preserve the economic and other benefits of this First Amendment to the affected party to the greatest extent possible and permissible.

         (f) Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (exclusive of conflicts of laws provisions).

         (g) Headings. The headings contained in this First Amendment are solely for the convenience of the parties hereto and should not be used or relied upon in any manner in the construction or interpretation of this First Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                             COGENTRIX ENERGY, INC.


                             By:
                                --------------------------------------
                                Name:
                                Title:


                             RATHDRUM POWER, LLC

                             By:    Cogentrix of Rathdrum, Inc.,
                                    its Manager


                                     By:
                                        ------------------------------
                                        Name:
                                        Title: